CONTACT:	MATTHEW IOCCO	EXHIBIT 99.1
(201) 587-8541

210 Route 4 East Paramus, NJ 07652

FOR IMMEDIATE RELEASE – June 1, 2017

Alexander’s Completes $500 Million Refinancing of
731 Lexington Avenue Office Condominium
Realizing $188 Million of Net Proceeds

PARAMUS, NEW JERSEY…ALEXANDER’S, INC. (New York Stock Exchange: ALX) announced today that it has completed a $500 million refinancing of the office portion of 731 Lexington Avenue.  The interest-only loan is at LIBOR plus 0.90%, currently 1.95%, and matures in June 2024, as extended.  The Company realized net proceeds of approximately $188 million after repaying the existing $300 million mortgage and closing costs. The existing mortgage bore interest at LIBOR plus 0.95% and was due March 2021.

Alexander’s, Inc. is a real estate investment trust that has seven properties in the greater New York City metropolitan area.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2016. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.